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                                    Exhibit 5

[Heller Ehrman White & McAuliffe LLP letterhead]
March 28, 2001






IntelliCorp, Inc.
1975 El Camino Real West
Mountain View, CA  94040

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


               We have acted as counsel to IntelliCorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on March 28, 2001 for the purpose of registering under the Securities Act of 1933, as amended, 9,079,881 shares of its Common Stock, par value $0.001 (the "Shares"). 4,337,778 of the Shares (the "Conversion Shares") are issuable upon conversion of the Series C Preferred Stock of the Company, and 1,084,445 of the Shares (the "March Warrant Shares") are issuable upon exercise of warrants (the "March Warrants") to purchase common stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated March 8, 2001 (the "Preferred Purchase Agreement"). 1,000,000 of the Shares were issued pursuant to the Common Stock Purchase Agreement dated September 29, 2000 (the "September Purchase Agreement"), and 250,000 of the Shares (the "September Warrant Shares") are issuable upon exercise of warrants (the "September Warrants") to purchase common stock issued pursuant to the September Purchase Agreement. 600,000 of the Shares were issued pursuant to the Common Stock Purchase Agreements dated December 28, 2000 (the "December Purchase Agreement"). In addition, an aggregate of 1,446,126 Shares were issued pursuant to the Agreement for the Purchase and Sale of Common Stock dated March 30,1999, as amended, (the "Letter Agreement") and 361,532 of the Shares (the "Letter Warrant Shares") are issuable upon the exercise of warrants (the "Letter Warrants").

        The Preferred Purchase Agreement, the September Purchase Agreement, December Purchase Agreement and the the Letter Agreement are collectively referred to as the "Purchase Agreements". The March Warrant Shares, September Warrant Shares and the Letter Warrant Shares are collectively referred to as the "Warrant Shares". The

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March Warrants, September Warrants and the Letter Warrants are collectively referred to as the "Warrants".

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

    (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Delaware Secretary of State as of March 22, 2001, and certified to us by an Officer of the Company as being complete and in full force as of the date of this opinion;

    (b) The Certificate of Designation, Preferences and Rights of the Series C Preferred Stock of the Company, certified by the Delaware Secretary of State as of March 22, 2001, and certified to us by an Officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (c) The Bylaws of the Company certified to us by an Officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (d) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, the Purchase Agreements, the Warrants, and the Registration Statement, and (ii) certifying as to certain factual matters;

    (e) The Registration Statement;

    (f) The Purchase Agreements;

    (g) The Warrants; and

    (h) A letter from ChaseMellon Investor Services, the Company's transfer agent, dated as of March 22, 2001, as to the number of shares of the Company's Common Stock that were outstanding on March 21, 2001.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any


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regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Purchase Agreements or Warrants, respectively, for each Share is received and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) the Shares are issued in accordance with the terms of the Purchase Agreements or the Warrants, respectively, the resolutions authorizing their issuance and the Registration Statement, (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (v) all applicable securities laws are complied with, it is our opinion that when issued by the Company in the manner provided in the Purchase Agreements, the Warrants, and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                    /s/ Heller Ehramn White & McAuliffe LLP



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